SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant |_|
Filed by a Party other than the Registrant  |X|

Check the appropriate box:

|_|    Preliminary Proxy Statement   |_| Confidential, For Use of the Commission
                                         Only (as permitted by Rule
                                         14a-6(e)(2))

|_|    Definitive Proxy Statement
|_|    Definitive Additional Materials
|X|    Soliciting Material Under Rule 14a-12


                         WESLEY JESSEN VISIONCARE, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           BAUSCH & LOMB INCORPORATED
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    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   |X| No fee required.
   |_| Fee computed on table below per Exchange Act rules 14a-6(i)(1) and 0-11.
   (1) Title of each class of securities to which transaction applies:

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   (2) Aggregate number of securities to which transaction applies:

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   (3) Per unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4) Proposed maximum aggregate value of transaction:

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   (5) Total fee paid:

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   |_| Fee paid previously with preliminary materials:

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   |_| Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the ate of its filing.

   (1) Amount previously paid:

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   (2) Form, Schedule or Registration Statement No.:

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   (3) Filing Party:

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   (4) Dated Filed:

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

NEWS                                                        [BAUSCH & lOMB LOGO]


                                                       ONE BAUSCH & LOMB PLACE
                                                       ROCHESTER, NY  14604-2701


For further information contact:
--------------------------------
Holly Houston - B&L                       Joele Frank/ Dan Katcher
716-338-8064 office                       Joele Frank, Wilkinson Brimmer Katcher
800-405-5314 pager                        212-355-4449
716-473-7104 home

                     BAUSCH & LOMB PROPOSES THREE DIRECTORS
                             FOR WESLEY JESSEN BOARD

FOR RELEASE MONDAY, MARCH 27, 2000
----------------------------------

     ROCHESTER, N.Y. - Bausch & Lomb (NYSE: BOL) today provided notice pursuant to Wesley Jessen VisionCare Inc.'s (Nasdaq: WJCO) by-laws of its intention to nominate three individuals as directors to the Wesley Jessen board at the upcoming Annual Meeting of Stockholders, which is normally held in May.

     Bausch & Lomb noted that it is submitting the nominations due to the time constraints imposed by Wesley Jessen's by-laws under which today may be the last day that nominations can be submitted for consideration at Wesley Jessen's 2000 annual stockholder meeting. Bausch & Lomb said it is clearly its preference that a transaction be worked out directly with the Wesley Jessen board well before the Wesley Jessen annual meeting.

     The three individuals to be nominated as Wesley Jessen directors are:

     o WILLIAM BALDERSTON III - Former Executive Vice President, The Chase Manhattan Bank, N.A. Mr. Balderston has held various executive positions from 1966 until his retirement in 1993 from The Chase Manhattan Bank.
       Mr. Balderston is also a Director of Home Properties of New York, Inc., a real estate investment trust that owns, manages, acquires and develops apartment communities.

     o JOSEPH P. CLAYTON - Chief Executive Officer of Global Crossing North America, Inc. (formerly known as Frontier Corporation), a telecommunications company, since August 1997. Director of Global Crossing Ltd., a telecommunications company, since September 1999. Vice Chairman of Global Crossing Ltd. from September 1999 to March 2, 2000. Also, President of Frontier Corporation from June 1997 to March 1999 and since October 1999. Chief Operating Officer of Frontier Corporation from June 1997 to August 1997. From April 1992 until December 1996, he was Executive Vice President,

                                    - more -

       Marketing and Sales - Americas and Asia, of Thomson Consumer Electronics, a leading company in the consumer electronics industry. Mr. Clayton is also a Director of The Good Guys, San Francisco, California, a NASDAQ company and a specialty retailer of consumer electronics.

     o CHARLES I. PLOSSER, PH.D. - Dean and John M. Olin Distinguished Professor of Economics and Public Policy at the William E. Simon Graduate School of Business Administration at the University of Rochester, a leading graduate business school. Dr. Plosser is a Director and Board Secretary of ViaHealth, Inc., a non-profit organization, and a Director of RGS Energy Group, a public gas and electric utility company.

     Bausch & Lomb Incorporated is the preeminent global technology-based healthcare company for the eye, dedicated to helping consumers see, look and feel better through innovative technology and design. Its core businesses include soft and rigid gas permeable contact lenses, lens-care products, ophthalmic surgical and pharmaceutical products. The company is advantaged with some of the most respected brands in the world starting with its name, Bausch & Lomb(R), and including SofLens66(TM), PureVision(TM) Boston(R), ReNu(R), and Storz(R). Founded in 1853 in Rochester, N.Y., where it continues to have its headquarters, the company has annual revenues of approximately $1.8 billion and employs 12,000 people in 35 countries. Bausch & Lomb products are available in more than 100 countries around the world. Additional information about the company can be found on Bausch & Lomb's Worldwide Web site at http://www.bausch.com.
----------------------

                                           # # #
CF130300

Investor Relations Contact
--------------------------
Angela Panzarella
716-338-6025

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Bausch & Lomb intends to make a preliminary filing with the SEC of proxy materials to be used to solicit proxies for the election of its nominees at Wesley Jessen's 2000 annual meeting of stockholders. Bausch & Lomb has retained MacKenzie Partners to advise it in soliciting proxies for Wesley Jessen's annual meeting.

Bausch & Lomb strongly advises all Wesley Jessen stockholders to read the proxy statement when it is available because it contains important information. Such proxy statement will be available at no charge on the SEC's web site at http://www.sec.gov. In addition, stockholders are advised to consult any further disclosures Bausch & Lomb may make on related subjects in its 10-Q, 8-K and 10-K reports to the SEC. Such documents may be obtained at no charge from Bausch & Lomb through the company's Web site or by directing a request to: Bausch & Lomb Incorporated, One Bausch & Lomb Place, Rochester, New York 14604-2701, Attn:
Investor Relations; telephone: (888) 884-8702 or (716) 338-5757.

                                    - more -

Bausch & Lomb and certain other persons named below may be soliciting proxies from Wesley Jessen stockholders by various means. The participants in this solicitation may include, from Bausch & Lomb Incorporated: William M. Carpenter, Chairman and Chief Executive Officer; Carl E. Sassano, President and Chief Operating Officer; Stephen C. McCluski, Senior Vice President - Chief Financial Officer; Dwain L. Hahs, Senior Vice President - President- Global Vision Care; Robert B. Stiles, Senior Vice President and General Counsel; Alan H. Farnsworth, Vice President - Business Development; Barbara M. Kelley, Vice President - Corporate Communications; Angela J. Panzarella, Vice President - Investor Relations; Alan P. Dozier, Vice President - North American Vision Care; Jurij Z. Kushner, Vice President and Controller; Alan H. Resnick, Vice President and Treasurer; Efrain Rivera, Vice President & Controller-Global Vision Care; Robert Baker, Director - Business Development; Holly Houston, Director - Media Relations; and Daniel Ritz, Manager - Investor Relations; as well as Bausch & Lomb's three nominees: William Balderston III; Joseph P. Clayton; and Charles I. Plosser. The following employees of Warburg Dillion Read LLC may also assist in the solicitation of proxies: J. Richard Leaman, III, Managing Director; Thierry
A. Lejas, Executive Director; and Marc-Anthony Hourihan, Director. Warburg Dillon Read LLC does not believe that any of its directors, officers, employees or affiliates are a "participant" as defined in Schedule 14A or that Schedule 14A requires the disclosure of participant information regarding Warburg Dillon Read LLC. As of the date of this communication, none of the foregoing possible participants individually beneficially owns in excess of 1% of Bausch & Lomb's common stock (or options with respect thereto) or in the aggregate in excess of 2% of Bausch & Lomb's common stock (or options with respect thereto), or any shares of Wesley Jessen common stock, except to the extent disclosed in Bausch & Lomb's definitive proxy statement or annual report on Form 10-K filed on March 23, 2000 and March 22, 2000, respectively, with the SEC, and except that Bausch & Lomb beneficially owns 200 shares of Wesley Jessen common stock. Warburg Dillon Read LLC will not receive any additional fee for or in connection with any such assistance in solicitation activities by its employees. Bausch & Lomb has agreed to pay Warburg Dillon Read LLC customary compensation for acting as financial advisor to Bausch & Lomb in this transaction and has agreed to provide Warburg Dillon Read LLC with customary indemnification with respect to this engagement. Except as set forth above, none of the participants have a direct or indirect interest, by security holdings or otherwise, in the solicitation required to be described in under Rule 14a-12 or Regulation 14A of the Securities and Exchange Act of 1934, as amended.